Response to Item 77I

Eaton Vance AMT-Free Limited Maturity
Municipal Income Fund
The Fund began issuing Class I shares during the period. The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Eaton Vance Massachusetts Limited Maturity
Municipal Income Fund
The Fund began issuing Class I shares during the period. The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Eaton Vance New Jersey Limited Maturity
Municipal Income Fund
The Fund began issuing Class I shares during the period. The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Eaton Vance New York Limited Maturity
Municipal Income Fund
The Fund began issuing Class I shares during the period. The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.

Eaton Vance Pennsylvania Limited Maturity
Municipal Income Fund
The Fund began issuing Class I shares during the period. The terms of this share class are described in the Fund's prospectus and statement of additional information, which are incorporated herein by reference.